Exhibit 99.2

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of Xing Da Plastics Sdn. Bhd.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Xing Da Plastics Sdn. Bhd. (the “Company”) as of June 30, 2026 and 2025, and the related statements of operations and comprehensive income, changes in shareholders’ equity, and cash flows for each of the years in the two-year period ended June 30, 2026, including the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of June 30, 2026 and 2025, and the results of its operations and its cash flows for each of the years in the two-year period ended June 30, 2026 in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ EliteCPA P.C.

We have served as the Company’s auditor since 2026.

Piscataway, New Jersey

November 10, 2026

F-2

XING DA PLASTICS SDN. BHD.

BALANCE SHEETS AS OF JUNE 30, 2026 AND 2025

(All amounts in US$, except for number of shares)

	As of June 30,
	2026	2025
ASSETS
Current Assets
Cash and cash equivalents	$172,468	$119,186
Accounts receivable, net	824,790	492,625
Inventories	396,920	484,751
Prepayment and other current assets	90,097	81,085
Total Current Assets	1,484,275	1,177,647

Non-Current Assets
Plant and equipment, net	510,770	474,413
Right-of-use assets, net	464,518	654,268
Total Non-Current Assets	975,288	1,128,681
Total Assets	$2,459,563	$2,306,328

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities
Loans, current	$9,174	$5,489
Accounts payable	294,399	289,929
Amount due to related parties	74,845	1,174,114
Accrued expenses and other payables	243,541	68,110
Lease liability, current	226,318	207,030
Total Current Liabilities	848,277	1,744,672

Non-Current Liabilities
Loans, non-current	33,590	1,442
Deferred income tax liabilities	59,065	35,905
Lease liability, non-current	238,200	447,238
Total Non-Current Liabilities	330,855	484,585
Total Liabilities	$1,179,132	$2,229,257

Commitments and contingencies (Note 13)

Shareholders’ Equity
Ordinary shares (no par value per share; 5,000,000 and 500,000 shares issued and outstanding as of June 30, 2026 and 2025)	-	-
Additional paid-in capital	1,208,206	107,181
Retained earnings (accumulated deficit)	60,247	(34,408)
Accumulated other comprehensive income	11,978	4,298
Total Shareholders’ Equity	$1,280,431	$77,071
Total Liabilities and Shareholders’ Equity	$2,459,563	$2,306,328

The accompanying notes are an integral part of these financial statements.

F-3

XING DA PLASTICS SDN. BHD.

STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME

FOR THE YEARS ENDED JUNE 30, 2026 AND 2025

(All amounts in US$, except for number of shares and per share data)

	For the years ended June 30,
	2026	2025
Revenues from third parties	$2,847,025	$2,023,542
Revenues from a related party	677,859	641,183
Cost of revenues	(2,963,978)	(2,230,600)
Gross profit	560,906	434,125
Operating expenses
Selling expenses	(102,791)	(79,006)
General and administrative expenses	(279,209)	(277,510)
Total operating expenses	(382,000)	(356,516)
Income from operations	178,906	77,609
Interest expense	(1,747)	(447)
Income before income tax expenses	177,159	77,162
Income tax expenses	(82,504)	(28,403)
Net income	$94,655	$48,759

Other comprehensive income
Foreign currency translation adjustment, net of nil tax	7,680	4,571
Total comprehensive income	$102,335	$53,330

The accompanying notes are an integral part of these financial statements.

F-4

XING DA PLASTICS SDN. BHD.

STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY

FOR THE YEARS ENDED JUNE 30, 2026 AND 2025

(All amounts in US$, except for number of shares)

	Ordinary shares		Additional paid-in	(Accumulated Deficit) retained	Accumulated other comprehensive	Total shareholders’
	Shares	Amount	capital	earnings	income	equity
Balance as of June 30, 2025	500,000	$-	$107,181	$(34,408)	$4,298	$77,071
Net income	-	-	-	94,655	-	94,655
Conversion of shareholders’ loans into equity	4,500,000	-	1,101,025	-	-	1,101,025
Foreign currency translation	-	-	-	-	7,680	7,680
Balance as of June 30, 2026	5,000,000	$-	$1,208,206	$60,247	$11,978	$1,280,431

	Ordinary shares		Additional paid-in	Accumulated	Accumulated other comprehensive	Total shareholders’
	Shares	Amount	capital	deficit	(loss) income	equity
Balance as of July 1, 2024	500,000	$-	$107,181	$(83,167)	$(273)	$23,741
Net income	-	-	-	48,759	-	48,759
Foreign currency translation	-	-	-	-	4,571	4,571
Balance as of June 30, 2025	500,000	$-	$107,181	$(34,408)	$4,298	$77,071

The accompanying notes are an integral part of these financial statements.

F-5

XING DA PLASTICS SDN. BHD.

STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED JUNE 30, 2026 AND 2025

(All amounts in US$)

	For the years ended June 30,
	2026	2025
Cash flows from operating activities:
Net income	$94,655	$48,759

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation of plant and equipment	106,493	86,730
(Reversal) allowance for doubtful accounts	(28,453)	6,482
Deferred income tax expenses	21,688	23,759
Changes in operating assets and liabilities:
Accounts receivable	(283,452)	240,134
Prepayment and other current assets	(5,856)	22,981
Inventories	106,143	(263,152)
Accounts payable	(6,706)	136,620
Amount due to related parties	57,613	(25,996)
Accrued expenses and other payables	172,124	12,223
Net cash provided by operating activities	$234,249	$288,540

Cash flows from investing activities:
Purchase of plant and equipment	(124,448)	(246,355)
Net cash used in investing activities	$(124,448)	$(246,355)

Cash flows from financing activities:
Proceeds from loans	47,711	-
Repayment of loans	(12,284)	(5,024)
Repayment of a related party	(96,742)	(77,415)
Net cash used in financing activities	$(61,315)	$(82,439)
Effect of exchange rate changes on cash and cash equivalents	4,796	15,168
Net change in cash and cash equivalents	$53,282	$(25,086)
Cash and cash equivalents at the beginning of year	119,186	144,272
Cash and cash equivalents at the end of year	$172,468	$119,186

Supplementary Information:
Income tax paid	$35,569	$-
Interest expense paid	$1,747	$447
Supplemental non-cash information:
Shareholders’ loan converted to equity	$1,101,025	$-

The accompanying notes are an integral part of these financial statements.

F-6

XING DA PLASTICS SDN. BHD.

NOTES TO FINANCIAL STATEMENTS

(All amounts in US$, except for number of shares and per share data)

Note 1. Nature of business and general information

Xing Da Plastics Sdn. Bhd. (the”Company”) is a private limited company incorporated in Malaysia on January 23, 2018, under the Companies Act 2016. The company is organized as a company limited by shares and classified as a private company. The principal activity of the Company is the manufacture and sale of plastics in primary forms. There have been no significant changes in the nature of this activity during the financial year.

The incorporation was registered with the Companies Commission of Malaysia (Suruhanjaya Syarikat Malaysia, SSM), with registration documented in Kuala Lumpur, Malaysia.

Note 2. Summary of significant accounting policies

a. Basis of presentation and going concern

The financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America (“U.S. GAAP”) and pursuant to the applicable rules and regulations of the Securities and Exchange Commission (“SEC”).

The accompanying financial statements have been prepared on a going concern basis. In accordance with ASC 205-40, Presentation of Financial Statements—Going Concern, management has evaluated whether there are conditions and events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a period of one year from the date the financial statements are issued. Based on this evaluation, management concluded that no substantial doubt exists about the Company’s ability to continue as a going concern.

b. Use of estimates and assumptions

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Management believes that the estimates used in preparing the financial statements are reasonable and prudent; however, actual results could differ from these estimates under different assumptions or conditions. Significant accounting estimates include revenue recognition, the allowance for expected credit losses, deferred tax assets and valuation allowance.

F-7

Note 2. Summary of significant accounting policies (Continued)

c. Functional currency

The Company uses United States dollar (“US$”) as its reporting currency. The functional currency of the Company is Ringgit Malaysia (“RM”). All transactions are measured and recorded in the Company’s functional currency.

The financial statements of the Company are translated from the functional currency to the reporting currency, US$. Assets and liabilities of the Company are translated into US$ using the exchange rate in effect at each balance sheet date. Income and expense items are generally translated at the average exchange rates prevailing during the fiscal year. Foreign currency translations adjustments arising from these are accumulated as a separate component of shareholders’ equity on the financial statement.

Translation of amounts from the local currency of the Company into US$ has been made at the following exchange rates for the respective periods:

	As of and for the year ended June 30,
	2026	2025
Year-end USD: MYR exchange rate	$4.0711	$4.2284
Average USD: MYR exchange rate	$4.0871	$4.3869

d. Fair value measurements

In accordance with FASB ASC 820 Fair Value Measurements and Disclosures, the Company uses a three-level hierarchy for fair value measurements of certain assets and liabilities for financial reporting purposes that distinguishes between market participant assumptions developed from market data obtained from outside sources (observable inputs) and the Company’s own assumptions about market participant assumptions developed from the best information available to us in the circumstances (unobservable inputs). The fair value hierarchy is divided into three levels based on the source of inputs as follows:

Level 1:	Quoted prices in active markets for identical assets or liabilities.

Level 2:	Inputs other than Level 1 prices for similar assets or liabilities that are directly or indirectly observable in the marketplace.

Level 3:	Unobservable inputs which are supported by little or no market activity and values determined using pricing models, discounted cash flow methodologies, or similar techniques, as well as instruments for which the determination of fair value requires significant judgment or estimation.

The fair value measurements discussed herein are based upon certain market assumptions and pertinent information available to management during the years ended June 30, 2026 and 2025. The carrying amount of cash and cash equivalents, accounts receivable, accounts payable, accrued expenses and other current liabilities and amount due to related parties approximated their fair values as of June 30, 2026 and 2025.

F-8

Note 2. Summary of significant accounting policies (Continued)

e. Cash and cash equivalents

The Company considers all highly liquid debt instruments purchased with a maturity period of three months or less to be cash or cash equivalents. The carrying amounts reported in the accompanying balance sheets for cash and cash equivalents approximate their fair value.

f. Accounts receivable, net

Accounts receivable are stated at their net realizable value, which represents the outstanding balance net of an allowance for expected credit losses. The Company records accounts receivable and the corresponding revenue when it has an unconditional right to consideration upon transfer of goods to its customers.

The Company maintains an allowance for expected credit losses in accordance with ASC326 “Financial Instruments — Credit Losses”. The allowance represents management’s best estimate of current expected credit losses over the contractual life of the receivables, considering available information from internal and external sources relevant to assessing collectability, including historical credit loss experience, current economic conditions, and reasonable and supportable forecasts.

As of June 30, 2026 and 2025, allowance of $15,387 and $42,316 was recorded against accounts receivable, respectively.

g. Expected credit loss and accounts receivable

The Company adopted Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 326 “Financial Instruments — Credit Losses” (“ASC 326”) on January 1, 2023.

The Company’s accounts receivable is within the scope of ASC 326. ASC 326 introduces an approach based on expected credit losses on financial assets at amortized cost. Upon adoption of ASC 326, the Company estimates the expected credit losses for accounts receivable using the roll-rate method on a collective basis when similar risk characteristics exist. Expected credit losses are included in general and administrative expenses in the statements of operations and comprehensive income. After all attempts to collect a receivable have failed, the receivable is written off against the allowance.

Accounts receivable represents those receivables derived in the ordinary course of business, net of an allowance for any potentially uncollectible amounts. The Company makes estimates of expected credit and collectability trends for the allowance for credit losses based upon its assessment of various factors, including historical experience, the age of the accounts receivable balances, credit quality of its customers, current economic conditions, reasonable and supportable forecasts of future economic conditions that may vary by geography, customer-type, or industry sub-vertical, and other factors that may affect its ability to collect from customers.

Although the Company has historically not experienced significant credit losses, they may experience increasing credit loss risks from accounts receivable in future periods if its customers are adversely affected by economic pressures or uncertainty associated with local or global economic recessions, or other customer-specific factors, and actual experience in the future may differ from their past experiences or current assessment.

h. Prepayments and other current assets, net

Prepayments and other current assets primarily consist of advances to suppliers, deposits, prepaid expenses and other current assets.

F-9

Note 2. Summary of significant accounting policies (Continued)

i. Inventories

Inventories are stated at the lower of cost or net realizable value. Cost is principally determined using the first-in, first-out (FIFO) method. Cost of work-in-process and finished goods comprise direct materials, direct production costs and an allocation of production overheads based on normal operating capacity. The Company takes ownership, risks and rewards of the products purchased. Inventory is written down for damaged and slow-moving goods, which is dependent upon factors such as historical and forecasted consumer demand. Write downs are recorded in cost of revenues in statements of operations and comprehensive income. Inventory write-downs recognized as of June 30, 2026 and 2025 were nil.

j. Plant and equipment, net

Plant and equipment are carried at cost and are depreciated on the straight-line basis over the estimated useful lives of the underlying assets. The cost of repairs and maintenance is expensed as incurred; major replacements and improvements are capitalized. When assets are retired or disposed of, the cost and accumulated depreciation are removed from the accounts, and any resulting gains or losses are included in the periods of disposition. The Company examines the possibility of decreases in the value of its plant and equipment when events or changes in circumstances reflect the fact that their recorded value may not be recoverable.

Estimated useful lives are as follows, taking into account the assets’ estimated residual value:

Category	Useful lives

Machinery and equipment	10 years
Motor vehicles	10 years
Office furniture and equipment	10 years
Renovation and other assets	10 years

k. Impairment of long-lived assets

The Company reviews its long-lived assets, plant and equipment, for impairment whenever events or changes in circumstances indicate the carrying amount of an asset may not be recoverable. Recoverability of assets held and used is measured by comparison of the carrying amount of an asset to the future undiscounted cash flows expected to be generated from the use of the asset and its eventual disposition. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount exceeds the fair value of the impaired assets. Assets to be disposed of are reported at the lower of their carrying amount or fair value less cost to sell. There was no impairment of long-lived assets as of and for the years ended June 30, 2026 and 2025.

F-10

Note 2. Summary of significant accounting policies (Continued)

l. Revenue recognition

The Company primarily generates revenue from the sale of APET film and related by-products. The Company follows Financial Accounting Standards Board (FASB) ASC 606 and accounting standards updates (“ASU”) 2014-09 for revenue recognition. To determine revenue recognition for the arrangements that the Company determines are within the scope of Topic 606, the Company performs the following five steps:

(1)	identify the contract(s) with a customer,

(2)	identify the performance obligations in the contract,

(3)	determine the transaction price,

(4)	allocate the transaction price to the performance obligations in the contract and

(5)	recognize revenue when (or as) the entity satisfies a performance obligation.

The Company recognizes revenue generally at a point in time when the products are delivered to customers. For the years ended June 30, 2026 and 2025, $3,524,884 and $2,664,725 of the revenue was recognized at a point, respectively.

m. Cost of revenues

The Company’s cost of revenues mainly consists of raw materials, direct labor, manufacturing overhead, packaging costs and depreciation of production equipment. These costs are recognised in profit or loss in the same period as the corresponding revenue is recognised.

n. General and administrative expenses

General and administrative expenses represent costs incurred for general management and administrative functions of the Company. These include professional and statutory fees, personnel-related costs, office and communication expenses, transportation and travelling costs, regulatory charges, foreign exchange gain or loss, credit loss and others. Such expenses are recognised in the period in which the related services are received or obligations are incurred.

o. Selling expenses

Selling expenses represent costs incurred for selling functions of the Company. These include personnel-related costs, transportation and travelling costs and others. Such expenses are recognised in the period in which the related services are received or obligations are incurred.

p. Capital structure

The Company is a privately held entity. As of June 30, 2026 and 2025, the Company had 5,000,000 and 500,000 ordinary shares, with no par value, respectively.

As the Company does not have publicly traded common stock, earnings per share information is not presented.

F-11

Note 2. Summary of significant accounting policies (Continued)

q. Income tax

Income taxes are determined in accordance with the provisions of ASC Topic 740, Income Taxes (“ASC Topic 740”). Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted income tax rates expected to apply to taxable income in the periods in which those temporary differences are expected to be recovered or settled. Any effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

ASC 740 prescribes a comprehensive model for how companies should recognize, measure, present, and disclose in their financial statements uncertain tax positions taken or expected to be taken on a tax return. Under ASC 740, tax positions must initially be recognized in the financial statements when it is more likely than not the position will be sustained upon examination by the tax authorities. Such tax positions must initially and subsequently be measured as the largest amount of tax benefit that has a greater than 50% likelihood of being realized upon ultimate settlement with the tax authority assuming full knowledge of the position and relevant facts.

r. Segment reporting

ASC 280, “Segment Reporting”, establishes standards for reporting information about operating segments on a basis consistent with the Company’s internal organizational structure as well as information about geographical areas, business segments and major customers in financial statements for details on the Company’s business segments.

The Company uses the “management approach” in determining reportable operating segments. The management approach considers the internal organization and reporting used by the Company’s chief operating decision maker (“CODM”) for making operating decisions and assessing performance as the source for determining the Company’s reportable segments. The Company’s CODM is the Chief Executive Officer. The CODM regularly reviews entity-wide operating results and reviews revenues and net income when making decisions about allocating resources and assessing performance of the segment, and hence, the Company has only one reportable segment. Therefore, as the Company has determined it operates as a single reportable segment, the CODM assesses the Company’s performance and results of operations on an entity-wide basis.

s. Related parties

Parties are considered to be related if one party has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making financial and operating decisions. Parties are also considered to be related if they are subject to common control or significant influence, such as a family member or relative, shareholder, or a related corporation.

t. Comprehensive income

Comprehensive income is defined as a change in equity during a period from transactions and other events and circumstances from non-owner sources. The Company’s comprehensive income consists of foreign currency translation adjustments and net income for all periods presented.

F-12

Note 2. Summary of significant accounting policies (Continued)

u. Employee benefits

The cost of all employee benefits to which the employees have become entitled as a result of service rendered to the entity during the reporting period is recognised as an expense in operations and comprehensive income.

Short-term employee benefits (including wages, salaries, social security contributions, short-term compensated absences, bonuses, non-monetary benefits, etc.) are measured at the undiscounted amount of benefits expected to be paid in exchange for the services rendered by employees.

The contribution payable to an approved fund for a period in accordance with the terms of the plan (i.e. a defined contribution plan) is recognised as an expense in operations and comprehensive income. When the fixed contributions have been paid, the entity has no further contribution obligations.

v. Dividends

Dividends are recognized when declared. No dividends were declared for the years ended June 30, 2026 and 2025, respectively. The Company does not have any present plan to pay any dividends on ordinary shares in the foreseeable future. The Company currently intends to retain the available funds and any future earnings to operate and expand its business.

w. Leases

In accordance with ASC Topic 842, Leases (“ASC 842”), the Company, using the modified retrospective transition approach through a cumulative-effect adjustment in the period of adoption rather than retrospectively adjusting prior periods and the package of practical expedients, categorizes leases with contractual terms longer than twelve months as either operating or finance leases. However, the Company has no finance leases for any of the periods presented.

Right-of-Use (“ROU”) assets represent the Company’s rights to use underlying assets for the lease term and lease liabilities represent the Company’s obligation to make lease payments arising from the lease. Operating lease ROU assets and liabilities are recognized at commencement date based on the present value of lease payments over the lease term, reduced by lease incentives received, plus any initial direct costs, using the discount rate for the lease at the commencement date. As the implicit rate in lease is not readily determinable for the Company’s operating leases, the Company generally uses the incremental borrowing rate based on the estimated rate of interest for collateralized borrowing over a similar term of the lease payments at commencement date. The Company’s lease terms may include options to extend or terminate the lease when it is reasonably certain that the Company will exercise that option. Lease expense for lease payments is recognized on a straight-line basis over the lease term. The Company accounts for lease and non-lease components separately.

F-13

Note 2. Summary of significant accounting policies (Continued)

x. Recently adopted accounting standard updates

In November 2023, the FASB issued ASU 2023-07, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures (“ASU 2023-07”). The amendments in this ASU are intended to improve reportable segment disclosure requirements primarily through enhanced disclosures about significant segment expenses. This ASU requires disclosure of significant segment expenses that are regularly provided to the chief operating decision maker (“CODM”), an amount for other segment items by reportable segment and a description of its composition, all annual disclosures required by FASB ASU Topic 280 in interim periods as well, and the title and position of the CODM and how the CODM uses the reported measures. Additionally, this ASU requires that at least one of the reported segment profit and loss measures should be the measure that is most consistent with the measurement principles used in an entity’s financial statements. Lastly, this ASU requires public business entities with a single reportable segment to provide all disclosures required by these amendments in this ASU and all existing segment disclosures in Topic 280. This ASU is effective for fiscal years beginning after December 15, 2023, and interim periods within fiscal years beginning after December 15, 2024. The Company has early adopted ASU 2023-07 on July 1, 2023. As a result of adoption, the required disclosures have been included in Note 2 and Note 11.

y. Recently accounting pronouncements

In December 2023, the FASB issued ASU No. 2023-09, Improvements to Income Tax Disclosures (“ASU 2023-09”), which requires entities to make incremental income tax disclosures on an annual basis. The amendments require that public business entities disclose specific categories in the rate reconciliation and provide additional information for reconciling items meeting a quantitative threshold. The amendments also require disclosure of income taxes paid to be disaggregated by jurisdiction, and the disclosure of income tax expense disaggregated by federal, state, and foreign. Amendments are effective for annual periods beginning after December 15, 2025 and thereafter, with early adoption permitted. The Company is currently evaluating the impact from the adoption of this ASU on its financial statements.

In November 2024, the FASB issued ASU 2024-03 “Income Statement—Reporting comprehensive (loss) income—Expense Disaggregation Disclosures (Subtopic 220-40): Disaggregation of Income Statement Expenses” (“ASU 2024-03”). The amendments in this update intend to improve the disclosures about a public business entity’s expenses and address requests from investors for more detailed information about the types of expenses (including purchases of inventory, employee compensation, depreciation, amortization, and depletion) in commonly presented expense captions (such as cost of sales, selling, general and administrative expenses, and research and development). ASU 2024-03 is effective for fiscal years beginning after December 15, 2026, and interim periods beginning after December 15, 2027. The Company is currently evaluating the impact from the adoption of this ASU on its financial statements.

In January 2025, the FASB issued Accounting Standards Update (ASU) No. 2025-01, Income Statement — Reporting comprehensive (loss) income — Expense Disaggregation Disclosures (Subtopic 220-40): Clarifying the Effective Date. The amendment clarifies the effective date of ASU No. 2024-03 that all public business entities are required to adopt the guidance in annual reporting periods beginning after December 15, 2026, and interim periods within annual reporting periods beginning after December 15, 2027. Early adoption of Update 2024-03 is permitted. The Company is currently evaluating the impact of the above new accounting pronouncements or guidance on the financial statements.

F-14

Note 2. Summary of significant accounting policies (Continued)

y. Recently accounting pronouncements (Continued)

In September 2025, the FASB issued ASU 2025-06, Intangibles - Goodwill and Other - Internal-Use Software (Subtopic 350-40): Accounting for and Disclosure of Software Costs (“ASU 2025-06”), which amends certain aspects of the accounting for and disclosure of internal-use software costs. ASU 2025-06 is effective for annual reporting periods beginning with the year ending December 31, 2028, with early adoption permitted. The Company is currently evaluating the impact of the above new accounting pronouncements or guidance on the financial statements.

Except as mentioned above, the Company does not believe other recently issued but not yet effective accounting standards, if currently adopted, would have a material effect on the balance sheets, statements of operations and comprehensive income and cash flows.

Note 3. Concentration risk

Concentration of customers

For the year ended June 30, 2026, one customer accounted for 19% of the Company’s total revenue. For the year ended June 30, 2025, two customers accounted for 22% and 14% of the Company’s total revenue, respectively.

As of June 30, 2026, four customers accounted for approximately 35%, 8%, 8% and 7% of the Company’s accounts receivable, respectively. As of June 30, 2025, five customers accounted for approximately 16%,14%, 13%, 12% and 11% of the Company’s accounts receivable, respectively.

Concentration of suppliers

For the year ended June 30, 2026, four suppliers accounted for 17%, 11%, 7% and 5% of the Company’s total purchases, respectively. For the year ended June 30, 2025, four suppliers accounted for 24%, 22%, 13% and 12% of the Company’s total purchases, respectively.

As of June 30, 2026, three suppliers accounted for approximately 17%, 11% and 10% of the Company’s accounts payable, respectively. As of June 30, 2025, two suppliers accounted for approximately 53% and 18% of the Company’s accounts payable, respectively.

F-15

NOTE 4. Accounts receivable, net

Accounts receivable, net consist of the following:

	As of June 30,
	2026	2025
Accounts receivable	$840,177	$534,941
Less: allowance for doubtful accounts	(15,387)	(42,316)
Accounts receivable, net	$824,790	$492,625

The movement of the allowance for doubtful accounts is as follows:

	For the years ended June 30,
	2026	2025
Balance at the beginning of the year	$(42,316)	$(31,904)
Reversal (charged) for the years	28,453	(6,482)
Foreign exchange effect	(1,524)	(3,930)
Balance at the end of the year	$(15,387)	$(42,316)

Note 5. Prepayments and other current assets

Prepayments and other current assets consisted of the following:

	As of June 30,
	2026	2025
Prepaid expenses	$89,827	$81,085
Advance to suppliers	270	-
Subtotal	90,097	81,085
Less: allowance for doubtful accounts	-	-
Prepayments and other current assets, net	$90,097	$81,085

F-16

Note 6. Plant and equipment, net

Plant and equipment, net consisted of the following:

	As of June 30,
	2026	2025
Machinery and equipment	$899,981	$794,032
Vehicles	111,404	61,142
Office furniture and equipment	44,419	41,063
Renovation and other assets	4,591	4,420
Total	$1,060,395	$900,657
Less: accumulated depreciation	(549,625)	(426,244)
Net carrying amount	$510,770	$474,413

Depreciation expenses for the years ended June 30, 2026 and 2025 were $106,493 and $86,730, respectively.

As of June 30, 2026 and 2025, vehicles amounting to $44,705 and $17,014, respectively, were pledged as collateral to the bank for borrowings.

Note 7. Accrued expenses and other current liabilities

Accrued expenses and other current liabilities consist of the following:

	As of June 30,
	2026	2025
Payroll	$25,566	$22,710
Tax payables	51,000	20,398
Operating payables	163,265	18,060
Accrued expenses	3,710	6,408
Contract liabilities	-	534
Total	$243,541	$68,110

F-17

Note 8. Lease

The Company adopted ASC 842 effective July 1, 2023. ASC 842 requires lessees to recognize right-of-use assets and lease liabilities on the balance sheet.

Operating lease cost for the years ended June 30, 2026 and 2025 was $242,955 and $204,000, respectively.

The Company’s ROU assets and operating lease liabilities recognized in the balance sheets consisted of the following:

	As of June 30,
	2026	2025
Right-of-use assets
Cost	$679,548	$1,062,727
Less: accumulated amortization	(215,030)	(408,459)
Right-of-use assets, net	$464,518	$654,268

	As of June 30,
	2026	2025
Operating lease liabilities
Current portion	$226,318	$207,030
Non-current portion	238,200	447,238
Total	$464,518	$654,268

	As of June 30,
	2026	2025
Operating leases:
Weighted average remaining lease term (years)	2	3
Weighted average discount rate	5.25%	5.25%

The maturity analysis of the Company’s non-cancelable operating lease obligations as of June 30, 2026 is as follows:

Operating leases
Year ending June 30,
2027	$243,826
2028	243,826
Total undiscounted lease obligations	487,652
Less: imputed interest	(23,134)
Lease liabilities recognized in the balance sheets	$464,518

F-18

Note 9. Bank borrowings

In the year ended June 30, 2022, the Company obtained a five-year bank loan of RM99,800 at an interest rate of 4.15% per annum. By June 30, 2024, RM47,889 had been repaid, leaving an outstanding principal of RM51,911. Subsequent principal repayments of $12,284 (equal to RM29,873) and $5,024 (equal to RM22,038) were made during the years ended June 30, 2026 and 2025, respectively, and the RM99,800 loan was fully repaid during the year ended June 30, 2026.

In November 2025, the Company obtained a five-year bank loan of RM195,000 at an interest rate of 5.25% per annum, with a principal outstanding of $42,764 (including current portion of $9,174 and non current portion of $33,590) as of June 30, 2026, compared with $6,931 (including current portion of $5,489 and non current portion of $1,442) as of June 30, 2025. The loans are secured by a pledge of vehicles, with carrying amounts of $44,705 and $17,014 as at June 30, 2026 and 2025, respectively.

The following table summarizes the aggregate required payment of the principal amounts of the Company’s loans in the succeeding five years and thereafter:

Loans payable
Year ending June 30,
2027	$9,174
2028	33,590
Total	$42,764

Interest expense on borrowings for the years ended June 30, 2026 and 2025 were $1,747 and $447, respectively.

Note 10. Income taxes

The Company’s principal tax jurisdiction is Malaysia. The applicable statutory corporate income tax rate is generally 24%.

The current and deferred components of the income tax expenses were as follows:

	For the years ended June 30,
	2026	2025
Income tax expenses for the years:
Current	$60,816	$4,644
Deferred	21,688	23,759
Total income tax expenses	$82,504	$28,403

F-19

Note 10. Income taxes (Continued)

The following table reconciles the statutory rate to the Company’s effective tax rate. The effective tax rate reconciliation is based on the Malaysia statutory rate of 24%.

	For the years ended June 30,
	2026	2025
Malaysia Statutory income tax rates	24.0%	24.0%
Permanent differences	22.6%	12.8%
Effective income tax rate	46.6%	36.8%

The principal components of deferred tax assets and deferred tax liabilities were as follows:

	As of June 30,
	2026	2025
Deferred tax liabilities
Temporary differences of plant and equipment	$62,758	$46,060
Less: Bad provision	(3,693)	(10,155)
Deferred tax liabilities	$59,065	$35,905

Valuation allowance for the years ended June 30, 2026 and 2025 were nil.

The Company recognizes deferred tax assets if it is more likely than not that those deferred tax assets will be realized. Management reviews deferred tax assets periodically for recoverability and makes estimates and judgments regarding the expected geographic sources of taxable income in assessing the need for a valuation allowance to reduce deferred tax assets to their estimated realizable value. Realization of the Company’s deferred tax assets is dependent upon future earnings, if any, the timing and amount of which are uncertain.

The Company had no unrecognized tax benefits as of June 30, 2026 and 2025. The Company currently has no tax examinations in progress.

Uncertain tax positions

The Company evaluates uncertain tax positions in accordance with ASC 740, Income Taxes. As of June 30, 2026 and 2025, the Company had no unrecognized tax benefits and no material uncertain tax positions. Accordingly, the Company recognized no interest or penalties related to uncertain tax positions for the year ended June 30, 2026 and 2025, and had no accrued interest or penalties as of June 30, 2026 and 2025.

F-20

Note 11. Segment information

The Company manages its business in a centralized manner and operates as a single segment and accordingly has only one operating and reportable segment. The Company’s Chief Executive Officer serves as the CODM. The CODM regularly reviews entity-level operating results, including revenue and net income as presented in the statement of operations and comprehensive income, when making decisions about resource allocation and assessing segment performance. Therefore, the Company has one reportable segment.

The primary measures of segment revenue and profitability for the Company’s operating segment are considered to be revenue and net income. The CODM uses revenue to assess market performance and growth, and net income to evaluate profitability and cost management. Both measures are used together to allocate resources, including personnel and capital resources. Significant expense categories regularly provided to and reviewed by the CODM include those presented in the statements of operations and comprehensive income as well as disaggregated expenses of payroll and welfare expenses and other general and administrative expenses.

The following table presents the segment information of the Company for the measurement of segment profitability for the years ended June 30, 2026 and 2025:

	For the years ended
	June 30,
	2026	2025
Revenues	$3,524,884	$2,664,725
Cost of revenues	(2,963,978)	(2,230,600)
Gross profit	560,906	434,125
Selling expenses
– Payroll and welfare expenses	(69,179)	(55,164)
– Others	(33,612)	(23,842)
General and administrative expenses
– Payroll and welfare expenses	(216,269)	(200,395)
– Others	(62,940)	(77,115)
Income from operations	178,906	77,609
Interest expense	(1,747)	(447)
Income before income tax expenses	177,159	77,162
Income tax expenses	(82,504)	(28,403)
Net income	$94,655	$48,759

Substantially all of the Company’s revenues and long-lived assets are located in Malaysia.

F-21

Note 12. Related party transactions

The table below sets forth major related parties of the Company and their relationships with the Company:

Name	Relationship with the Company
Mr. Huang Gangkan	Shareholder and Director
Mr. Huang Jianrui	Shareholder and Director
Ju Jia Xing Trading Sdn. Bhd.	Entity significantly influenced by Director

Amounts due to related parties:

Related Parties	Nature	As of June 30, 2026	As of June 30, 2025
Mr. Huang Gangkan (1)	loans	$-	$715,666
Mr. Huang Gangkan	expense reimbursement	6,306	42,933
Mr. Huang Jianrui(2)	loans	-	385,359
Mr. Huang Jianrui	expense reimbursement	3,396	23,126
Ju Jia Xing Trading Sdn. Bhd.(3)	contract liabilities	65,143	7,030
Total		$74,845	$1,174,114

(1) As of June 30, 2026 and 2025, the Company had loans amounts owing to Mr. Huang Gangkan (the “Director Loan”) of nil and $715,666, respectively. The Director Loan represents funds advanced by the director to the Company primarily to support the Company’s operations and business development. The Director Loan is unsecured, non-interest-bearing and was converted into equity during the year ended June 30, 2026. In addition, as of June 30, 2026 and 2025, the Company had expense reimbursements of $6,306 and $42,933 owing to Mr. Huang Gangkan, respectively.

(2) As of June 30, 2026 and 2025, the Company had amounts owing to Mr. Huang Jianrui (the “Director Loan”) of nil and $385,359, respectively. The Director Loan represents funds advanced by the director to the Company primarily to support the Company’s operations and business development. The Director Loan is unsecured, non-interest-bearing and was converted into equity during the year ended June 30, 2026. In addition, as of June 30, 2026 and 2025, the Company had expense reimbursements of $3,396 and $23,126 owing to Mr. Huang Jianrui.

(3) The Company sells merchandise in the ordinary course of business to Ju Jia Xing Trading Sdn. Bhd. For the years ended June 30, 2026 and 2025, sales to Ju Jia Xing Trading Sdn. Bhd. were $677,859 and $641,183, respectively. These transactions were conducted on terms and conditions consistent with those extended to other customers in the normal course of business.

Note 13. Commitments and contingencies

From inception to date, the Company has not been a party to any legal proceedings, claims, or disputes arising in the ordinary course of business. As of June 30, 2026, the Company had no outstanding litigation, and there were no commitments or contingencies that management believes would have a material effect on the financial statements.

Note 14. Subsequent events

The Company evaluated all events and transactions that occurred after June 30, 2026, up through November 10, 2026, which is the date that these financial statements are issued. Except as disclosed below, there were no other material subsequent events that would require recognition or disclosure in the Company’s financial statements.

On September 29, 2026, the Company became a 60%-owned subsidiary of Sino Green Land Corporation (“SGLA”) upon completion of the stock purchase agreement dated August 7, 2026 between SGLA and certain shareholders of the Company. Pursuant to that agreement, 60% of the Company’s issued and outstanding capital stock was transferred to SGLA in exchange for an aggregate of 4,800,000 shares of SGLA’s common stock issued to the selling shareholders, and the remaining 40% continues to be held by those shareholders.

F-22